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                                                                   EXHIBIT 10-11
                              FOURTH AMENDMENT TO
                                PHH CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     THIS FOURTH AMENDMENT is dated as of April 10, 1995, to the PHH
Corporation Supplemental Executive Retirement Plan as amended and restated effective May 1, 1987 and further amended by the Amendment dated as of June 18, 1990, the Second Amendment dated as of November 11, 1991, and the Third
Amendment dated as of February 28, 1994 (the "SERP").
                                  WITNESSETH;
     The Compensation Committee of the Board of Directors of PHH Corporation
(the "Company") desires that SERP be amended to clarify that the cash equivalent of stock options granted in 1992 is to be included as compensation for fiscal year 1992 for purposes of the definition of "Final Average Compensation", to provide that an election to change the form of benefit is to be received twelve months prior to the earlier of either Retirement or the time distribution of the benefit is to commence, and to provide the same number of Credited Years of Executive Service for purposes of determining the death benefit as for the early termination.
     Accordingly, the SERP is hereby amended as follows:
1.  Definitions.
     The definition of "Final Average Compensation" set forth in Section 2.1(i) of the SERP is hereby deleted in its entirety and the following definition is inserted in lieu thereof:
     2.1(i) "Final Average Compensation" means the sum of the average of each of the following for the five Credited Years of Executive Service prior to a Participant's retirement, or such other period as the Company shall determine: (a) a Participant's base salary and (b) cash incentives paid to a Participant under any of the executive compensation plans that relate to the achievement of annual goals, including in each of case (a) and (b) above, amounts deferred by a Participant under the Company's Executive Deferred Compensation Plan, Employee Investment Plan or under any other plan or arrangement maintained by the Company under Section 401(k) or 125 of the Internal Revenue Code of 1986, as amended. For purposes of determining the amount of a Participant's cash incentives for 1992, such incentives shall be deemed to include the cash equivalent of stock options (valued at the date of grant) granted to a Participant during fiscal year 1992 in lieu of merit salary increases or annual cash incentives payable during such year.
2.  Form of Benefit
     Section 3.4 (Form of Payment) is hereby deleted in its entirety and the following is inserted in lieu thereof:
     3.4 Distribution to a Participant of his or her Supplemental Retirement Benefit referred to in Section 3.3 shall be in equal monthly installments in cash or, if the Participant otherwise elects, in the form of a joint and survivor annuity or a life annuity with ten years certain, each having an equivalent actuarial value of such cash payments. An election by a Participant to receive a form of Supplemental Retirement Benefit other than in equal monthly installments as provided in this Section 3.4 shall be effected by an election submitted by the Participant to the Secretary of the Committee; provided, however, that such an election to the
     Secretary of the Committee must be submitted in writing at least twelve
     (12) months prior to the earlier of Retirement or the Participant's death. No change in a payment election will be effective unless it has been made at least twelve (12) months before distribution of the Supplemental Retirement Benefit is to commence.
3.  Death
     Section 5 (Death) is hereby amended to add the following sentence to the end of that section:
     For purposes of this Section 5 (Death), a Participant's Credited Years of Executive Service shall mean the same number of Credited Years of
     Executive Service as provided to that Participant for purposes of Section 6 (Other Termination).
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4.  Miscellaneous.
     3.1 Except as otherwise expressly provided herein, the terms of the SERP shall remain in full force and effect.
     3.2 Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the SERP.
     This Fourth Amendment to the Supplemental Executive Retirement Plan is hereby executed as of the date first above written pursuant to the approval of Company's Board of Directors on April 10, 1995.
                                         PHH CORPORATION
                                         By:  ROY A. MEIERHENRY
                                            Roy A. Meierhenry
                                            Sr. Vice President &
                                            Chief Financial Officer